UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report
(Date of earliest event reported)	March 11, 2013

BANK OF HAWAII CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-6887	99-0148992
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

130 Merchant Street, Honolulu, Hawaii	96813
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code) (808) 694-8822

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02(e).   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported on January 30, 2013, the Human Resources and Compensation Committee of the Board of Directors of the Company (the “Committee”) approved increases to 2013 base salary for Peter S. Ho, Chairman, CEO and President in the amount of $150,000, for a total base salary of $900,000; Wayne Y. Hamano, Vice Chairman and Chief Commercial Officer in the amount of $25,000, for a total base salary of $350,000;  Kent T. Lucien, Vice Chairman and Chief Financial Officer in the amount of $25,000, for a total base salary of $450,000; Mark A. Rossi, Vice Chairman, Chief Administrative Officer, General Counsel and Corporate Secretary in the amount of $25,000, for a total base salary of $450,000; and Mary E. Sellers, Vice Chairman and Chief Risk Officer in the amount of $50,000, for a total base salary of $425,000, all effective April 1, 2013.

Subsequent to the Committee action, Mr. Ho voluntarily reduced his new annual base salary by 15% to $765,000; Mr. Lucien voluntarily reduced his new annual base salary to $427,500; Mr. Rossi voluntarily reduced his new annual base salary to $427,500; Ms. Sellers voluntarily reduced her new annual base salary to $403,750 and Mr. Hamano voluntarily reduced his new annual base salary award to $332,500. The reductions in the new annual base salaries will be effective April 1, 2013 and will run through the remainder of 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 12, 2013	BANK OF HAWAII CORPORATION

	By:	/s/ Mark A. Rossi
Mark A. Rossi
Vice Chairman and Corporate Secretary